                                                                   EXHIBIT 10.15


         AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT, dated as of August 5, 1998, among United Petroleum Corporation, a Delaware corporation ("UPET"), Calibur Systems, Inc., a Tennessee corporation ("Calibur") and Jackson-United Petroleum Corporation, a Kentucky corporation ("Jackson-United") (each a "Borrower" and, collectively, the "Borrowers") and Infinity Investors Limited, a Nevis West Indies corporation (the "Lender").


                              W I T N E S S E T H :


         WHEREAS, on June 5, 1998 and June 8, 1998, the Lender purchased an aggregate of eleven separate secured loans to Calibur as listed on Schedule I (the "Existing Calibur Secured Loans") from the original lenders in the aggregate payoff amount as of August 5, 1998 of $4,985,802.88;

         WHEREAS, on April 15, 1998 the Lender made a $750,000 bridge loan (the "Existing Bridge Loan") to UPET which has accrued interest in the amount $27,580.64 as of August 5, 1998;

         WHEREAS, the Lender intends to provide an additional bridge loan (the "Additional Bridge Loan") to the Borrowers in the amount of $1,236,616.48;

         WHEREAS, the Lender and the Borrowers desire to amend and restate the various loan obligations between the Borrowers and the Lender by creating this single amended, restated and consolidated credit agreement which shall set forth and govern the rights and obligations of the parties with respect to the Existing Calibur Secured Loans, the Existing Bridge Loan and the Additional Bridge Loan; and

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrowers the credit facility provided for herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

         Section 1. Definitions and Principles of Construction.

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, except as otherwise provided):

         "A Note" shall have the meaning provided in Section 2.4.

         "Additional Bridge Loan" shall have the meaning provided to such term in the recitals hereto.

         "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. A person shall be deemed to control another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Amended, Restated and Consolidated Credit Agreement, as modified, supplemented or amended from time to time.

         "B Note" shall have the meaning provided in Section 2.4.

         "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrowing" shall mean the borrowing of the Consolidated Loans from the Lender on the Closing Date, or on any date thereafter that Lender makes an advance to a Borrower hereunder.

         "Business Day" shall mean for all purposes any day except Saturday, Sunday and any day which shall be in New York, a legal holiday or a day on which banking institutions are authorized or required by law to be closed.

         "Calibur Consolidated Loan" shall have the meaning provided in Section 2.1.

         "Capital Expenditures" shall have the meaning provided in Section 7.4.

         "Cash Collateral Account" shall mean the bank account established and maintained pursuant to the Cash Collateral Agreement into which all deposits by the Borrowers shall be made for as long as there are any Obligations which have not been satisfied in full.

         "Cash Collateral Agreement" shall have the meaning provided in Section 4.1(f).

         "Cash Equivalents" shall mean, as to any person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances with maturities of not more than six months from the date of acquisition by such person of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or "A2" or the equivalent thereof from Moody's Investors Service, Inc., (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any person rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., maturing not more than six months after the date of acquisition by such person, and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.



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         "Change of Control" shall mean UPET shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Calibur and Jackson-United.

         "Closing Date" shall mean August 5, 1998.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Consolidated Bridge Loan" shall have the meaning provided in Section 2.1.

         "Consolidated Loans" shall have the meaning provided in Section 2.1.

         "Consolidated Subsidiaries" shall mean, as to any person, all Subsidiaries of such person which are consolidated with such person for financial reporting purposes in accordance with GAAP.

         "Consultant" shall have the meaning provided in Section 6.10.

         "Contingent Obligation" shall mean, as to any person, any obligation of such person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "Credit Documents" shall mean and include (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Security Agreements, (v) the Pledge Agreement, (vi) the Real Property Instruments, (vii) the Cash Collateral Agreement and (viii) all other documents and instruments executed and/or delivered in connection with the transactions contemplated hereby.

         "Credit Parties" shall mean the Borrowers, the Guarantor and their respective Consolidated Subsidiaries.

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         "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning provided in Section 2.5(b).

         "Dollars" and the sign "$" shall each mean freely transferable, lawful money of the United States.

         "Effective Date" shall have the meaning provided in Section 9.9.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Event of Default" shall have the meaning provided in Section 8.

         "Existing Bridge Loan" shall have the meaning provided in the recitals hereto.

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         "Existing Calibur Secured Loan" shall have the meaning provided in the recitals hereto.

         "Existing Indebtedness" shall have the meaning provided in Section 7.3.

         "GAAP" shall mean generally accepted accounting principles then applicable in the United States.

         "Governmental Agency" shall mean any ministry, administrative department, agency, regulatory authority, instrumentality, corporation or other governmental body, entity or court (including, without limitation, banking and taxing authorities) of or owned or controlled by, as the case may be, the United States or any political subdivision thereof.

         "Governmental Approval" shall mean any authorization, approval, consent, license, order, validation, exemption, waiver, opinion of, or registration, filing or recording with, any Governmental Agency.

         "Guarantor" shall mean Mr. Michael F. Thomas.

         "Guaranty" shall have the meaning provided in Section 4.1(e).

         "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," " toxic substances," toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

         "Indebtedness" shall mean, as to any person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such person (x) evidenced by any notes, bonds, debentures or similar instruments made or issued by such person, (y) for borrowed money or (z) for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such person, (iii) all indebtedness secured by any Lien on any property owned by such person, whether or not such Indebtedness has been assumed by such person, (iv) the aggregate amount required to be capitalized in accordance with GAAP under leases under which such person is the lessee and (v) all Contingent Obligations of such person.

         "Intellectual Property" shall mean any and all licenses, patents, copyrights, trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared and appear, designs and general intangibles of like nature.

         "Law" shall mean any constitution, treaty, convention, statute, rule, law, code, ordinance, decree, order, injunction, rule, regulation, guideline, interpretation, direction, policy or request

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(whether or not in any such case having the force of law), or judicial, administrative or arbitral decision.

         "Leasehold Properties" of any Person means all right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lender" shall have the meaning provided in the first paragraph of this Agreement.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Material Adverse Effect" shall mean, with respect to any person, (a) any material adverse effect on the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of such person and, unless the context indicates otherwise, such person's Consolidated Subsidiaries, taken as a whole, and/or (b) any adverse effect on the ability of such person to perform its obligations under any Credit Document to which it is a party.

         "Maturity Date" shall mean January 1, 1999.

         "Net Income" shall mean, with respect to any person and for any period, the net income of such person and its Consolidated Subsidiaries for such period.

         "Notes" shall have the meaning provided in Section 2.4.

         "Notice of Borrowing" shall have the meaning provided in Section 2.2.

         "Obligations" shall mean all present and future obligations, liabilities and other amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

         "Permitted Liens" shall have the meaning provided in Section 7.1.

         "Person" shall mean any individual, partnership, limited partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), any Borrower or by a Subsidiary of any Borrower or an ERISA Affiliate.

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         "Pledge Agreement" shall have the meaning provided in Section 4.1(g).

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leasehold Properties.

         "Real Property Instruments" shall mean (i) the Amended, Restated and Consolidated Deed of Trust, dated as of August 5, 1998 between Calibur and the Lender; (ii) the Amended Restated and Consolidated Leasehold Deed of Trust with Security Agreement and Assignment of Rents and Leases, dated as of August 5, 1998 between Calibur and the Lender;. (iii) the Amended, Restated and Consolidated Deed to Secure Debt and Security Agreement, dated as of August 5, 1998 between Calibur and the Lender; (iv) the Modification of Mortgage and Assignment, dated as of August 5, 1998 between Calibur and the Lender; (v) the Modification of Mortgage, dated as of August 5, 1998 between Calibur and the Lender; and (vi) the Modification of Mortgage, dated as of August 5, 1998 between Calibur and the Lender.

         "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "Restructuring" shall mean the transactions contemplated by Exhibit I hereto.

         "Scheduled Repayments" shall have the meaning provided in Section 3.2.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Security Agreement" shall have the meaning provided in Section 4.1(h).

         "Security Agreement Collateral" shall have the meaning provided in
Section 4.1(h).

         "Semi-Monthly Budget Certificate" shall have the meaning provided in
Section 2.6.

         "Subsidiary" shall mean, as to any person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (ii) any partnership, association, joint venture or other entity in which such person and/or one or more Subsidiaries of such person has more than a 50% equity interest at the time.

         "Taxes" shall have the meaning provided in Section 3.4.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

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         "United States" and "U.S." shall each mean the United States of
America.

         "Wholly-Owned Subsidiary" shall mean, as to any person, (i) any corporation 100% of whose capital stock is at the time owned by such person and/or one or more Wholly-Owned Subsidiaries of such person and (ii) any partnership, association, joint venture or other entity in which such person and/or one or more Wholly-Owned Subsidiaries of such person has a 100% equity interest at such time.

         1.2 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in conformity with those used in the preparation of the financial statements referred to in Section 5.6.

         Section 2. Amount and Terms of Credit.

         2.1 The Consolidated Loans. Subject to and upon the terms and conditions set forth herein, the Lender and the Borrowers hereby agree to consolidate the several loans to Borrowers currently owed to Lender including the Existing Calibur Secured Loans and the Existing Bridge Loan, with the Additional Bridge Loan made hereunder into two consolidated loans (i) an amended, restated and consolidated loan to Borrowers in the amount of $4,200,000 (the "Calibur Consolidated Loan") and (ii) an amended, restated and consolidated loan to the Borrowers in the amount of up to $2,800,000 (the "Consolidated Bridge Loan" and together with the Calibur Consolidated Loan the "Consolidated Loans"), each governed by the terms and conditions of this Agreement. The Consolidated Loans are available only on the terms and conditions specified hereunder, and though repaid, in full or in part, at maturity or by prepayment, may not be reborrowed in full or in part.

         2.2 Notice of Borrowing. Whenever the Borrowers desire to make a Borrowing hereunder, they shall give the Lender at least two Business Days prior notice, provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 noon (New York time) on such day. Each such notice (a "Notice of Borrowing") shall be in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Consolidated Loans to be made pursuant such Borrowing, the date of such Borrowing (which shall be a Business Day) and the specific use of the proceeds from such Borrowing, which shall be in form and substance acceptable to the Lender. On the Closing Date, the Lender will pay, on behalf of the Borrowers, the amounts listed on Schedule X hereof from the Consolidated Bridge Loan. Such payment will not require a Notice of Borrowing. The initial Notice of Borrowing shall include only the amounts and uses of proceeds listed on Schedule XI hereto.

         2.3 Disbursement of Funds. Subject to the terms and conditions hereof, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, the Lender will

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

make available, or cause to be made available, the amount of such Borrowing which Lender in its sole discretion determines to make available and for the purposes which the Lender specifies in immediately available funds, net of fees and costs payable to, or on behalf of, the Lender, to or to the order of the Borrowers pursuant to wire instructions provided by the Borrowers to the Lender.

         2.4 Notes. (a) (i) The Borrowers' joint and several obligations to pay the principal of, and interest on, the Calibur Consolidated Loan shall be evidenced by an amended, restated and consolidated promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-1 (the "A Note") and (ii) the Borrowers' joint and several obligation to pay the principal of, and interest on, the Consolidated Bridge Loan shall be evidenced by an amended, restated and consolidated promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-2 hereto (the "B Note," and together with the A Note, the "Notes") with blanks appropriately completed in conformity herewith.

         (b) The A Note shall (i) be payable by the Borrowers to the order of the Lender and be dated the Closing Date, (ii) be in a stated principal amount of $4,200,000, (iii) mature on the Maturity Date, (iv) bear interest as provided in Section 2.5, (v) be entitled to the benefits of this Agreement and the other Credit Documents pari passu with the B Note, and (vi) be guaranteed by the Guarantor.

         (c) The B Note shall (i) be jointly and severally payable by the Borrowers to the order of the Lender and be dated the Closing Date, (ii) be in a stated principal amount of up to $2,800,000, (iii) mature on the Maturity Date,
(iv) bear interest as provided in Section 2.5, and (v) be entitled to the benefits of this Agreement and the other Credit Documents pari passu with the A Note.

         (d) The Lender will note on its internal records the amount of each payment in respect of each of the A Note and the B Note and will prior to any transfer of either of the Notes endorse on the reverse side thereof the outstanding principal amount of the Consolidated Loan evidenced thereby. Failure to make such notation shall not affect any Borrower's obligations in respect of the Loan.

         2.5 Interest. (a) (i) The Borrowers joint and severally agree to pay interest in respect of the unpaid principal amount of the A Note from the Closing Date until the maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to 12%, and (ii) the Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of the B Note from the Closing Date until the maturity thereof (whether by acceleration or otherwise) at a rate per annum of 12%.

         (b) Upon the occurrence and during the continuance of an Event of Default, unpaid principal and, to the extent permitted by law, overdue interest in respect of each of the A Note and the B Note and any other overdue amount payable by the Borrowers hereunder or under any other Credit Document shall bear interest at a rate per annum equal to the lesser of (i) 15% and (ii) the highest rate allowable by law (the "Default Rate").

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

         (c) Interest shall be payable (i) in respect of the A Note monthly in arrears, on the first day of each calendar month, and (ii) in respect of each of the Notes on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         2.6 Cash Management System. On or prior to the Closing Date, the Borrowers shall establish and maintain the cash management system provided in the Cash Collateral Agreement. Schedule XII contains a monthly budget for the Borrowers. By 10:00 a.m. (Central Time) on the 15th and 30th of each month (or the first Business Day thereafter if such day is not a Business Day) beginning August 17, 1998 until the Maturity Date, the Borrowers shall provide to the Lender a Certificate substantially in the form of Exhibit J hereto (the "Semi-Monthly Budget Certificate") providing the disbursement run for the prior semi-month period. If the aggregate amount of the disbursement run for the prior semi-month period does not exceed, by greater than five percent, the aggregate expenditures budgeted for such semi-month period (i.e. one half of the monthly budget as specified on Schedule XII hereto), the Lender will release from the Cash Collateral Account the lesser of (i) the aggregate amount of expenditures budgeted for the current semi-month period and (ii) the amount of funds in the Cash Collateral Account. If the Semi-Monthly Budget Certificate is received by Lender by 10:00 a.m. (Central Time) the funds shall be released on the date of receipt. If the Semi-Monthly Budget Certificate is received after 10:00 a.m. (Central Time) the funds will be released the following Business Day.

         2.7 Approval of Use of Proceeds. Lender, in its sole discretion, shall determine the amount of funds to be advanced pursuant to a Notice of Borrowing and the appropriateness of any proposed use of funds requested in a Notice of Borrowing.

         Section 3. Prepayments; Payments.

         3.1 Voluntary Prepayments. The Borrowers shall have the right to prepay the Calibur Consolidated Loan or the Consolidated Bridge Loan, as applicable, without premium or penalty, in whole or in part at any time and from time to time after the Closing Date.

         3.2 Mandatory Repayments. (a) The Borrowers shall make scheduled repayments of principal on the A Note (the "Calibur Scheduled Repayment") on the Maturity Date.

         (b) The Borrowers shall make scheduled repayments of the principal of the B Note (the "Scheduled Bridge Repayment") on the Maturity Date.

         3.3 Method and Place of Payment. All payments under this Agreement or one of the Notes shall be made to the Lender not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds to Citibank, New York City, ABA No. 021 000 089, Credit to Bear Stearns Acct # 0925-3186, f/c/o Infinity Investors Limited, Acct. No. 102-05092 or to such other locations as Lender may from time to time specify. Whenever any payment to be made hereunder or under one of the Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

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

         3.4 Net Payments. All payments made by the Borrowers hereunder or under the Notes will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by the United States or by any of its political subdivisions or taxing or banking authorities thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of the Lender pursuant to the laws of the jurisdiction (or any political subdivision or taxing or banking authority thereof or therein) in which the principal office of the Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under the Notes, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in the Notes. The Borrowers will furnish to the Lender within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers, jointly and severally, will indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender.

         3.5 Application of Proceeds from Collateral. Any proceeds from the Security Agreement Collateral or any Borrower's Real Property received by the Lender pursuant to this Agreement, the A Note or the B Note shall be applied in the following manner: FIRST to the fees, if any, incurred in connection with the A Note, SECOND to accrued and unpaid interest, if any, on the A Note, THIRD to outstanding principal on the A Note, FOURTH to the fees, if any, incurred in connection with the B Note, FIFTH to accrued and unpaid interest, if any, on the B Note and SIXTH to outstanding principal on the B Note, provided, however, that nothing in this section shall obligate the Lender to proceed against the Security Agreement Collateral or any Borrower's Real Property prior to any other available remedy, if at all. All fees in connection with this Agreement shall be allocated pro rata among the A Note and the B Note based on the principal amount thereof.

         Section 4. Conditions Precedent.

         4.1 Conditions to Closing. The obligations of the Lender under this Agreement including, without limitation, any obligation to make funds available on the Closing Date, is subject to the satisfaction of the following conditions:

         (a) Notes. The Effective Date shall have occurred and there shall have been delivered to the Lender this Agreement and the Notes, each duly executed by the Borrowers party thereto.

         (b) No Default; Representations and Warranties. As of the Closing Date (and after giving effect thereto) (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         (c) Corporate Documents; Proceedings. The Lender shall have received:

                  (i) a certificate from each Borrower, dated the Closing Date, signed by the chief executive officer or chief financial officer of such Borrower, substantially in the form of Exhibit C with appropriate insertions, together with the organizational documents, by-laws and resolutions of the Borrower referred to in such certificate; and

                  (ii) all corporate and legal proceedings and all instruments and agreements required to be delivered in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Lender in all respects, and the Lender shall have received all information and copies of all documents and papers, including records of corporate and trust proceedings and Governmental Approvals, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, trust or governmental authorities.

         (d) Opinion of Counsel. The Lender shall have received an opinion addressed to the Lenders and dated the Closing Date, from Wood, Exall & Bonnett, LLP, special counsel to the Borrowers, covering the matters set forth in Exhibit D hereto, each of which shall be in form and substance reasonably satisfactory to the Lender.

         (e) Guaranty. The Guarantor shall have duly authorized, executed and delivered a guaranty substantially in the form of Exhibit E (as modified, supplemented or amended, individually, the "Guaranty").

         (f) Cash Management Agreement. Each of the Borrowers shall have duly authorized, executed and delivered Cash Collateral Agreement substantially in the form of Exhibit F, (as modified, supplemented or amended, the "Cash Collateral Agreement").

         (g) Pledge Agreement. UPET shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit G (as modified, supplemented or amended, the "Pledge Agreement").

         (h) Security Agreement. Each of the Borrowers shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as modified, supplemented or amended, the "Security Agreement") covering all of each Borrowers' present and future assets of any kind or nature, wherever located (as defined in the Security Agreement, (the "Security Agreement Collateral"), together with:

                  (i) acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Agreement;

                  (ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing the financing statements referred to in clause (i) above and all other effective financing statements that name any Borrower as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens);

                  (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Agreement; and

                  (iv) evidence that all other actions necessary or, in the opinion of the Lender, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

         (i) Real Property Instruments. The Real Property Instruments shall have been duly authorized, executed and delivered by Calibur and recorded in the appropriate record offices of the counties in which each respective property is located.

         (j) No Change in Condition. No material adverse change shall have occurred in the financial condition or business of the Borrowers from those set forth in the financial statements of the Borrowers dated as of March 31, 1998 and delivered to the Lender.

         The execution of this Agreement by the Borrowers and the acceptance of payment on the Borrower's behalf of the amounts listed on Schedule X hereof from the Consolidated Bridge Loan shall constitute a representation and warranty by the Borrowers to the Lender that all of the conditions which are required to be met as specified in this Section 4.1 have been fulfilled in accordance with their respective terms.

         4.2 Conditions to each Borrowing. The obligation of the Lender to make funds available under the Consolidated Bridge Loan is subject, at the time of each Borrowing following the Closing Date, to the satisfaction of the following conditions:

         (a) No Default; Representations and Warranties. At the time of each such Borrowing and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing.

         (b) Notice of Borrowing. The Lender shall have received a Notice of Borrowing, duly executed by the Borrowers and meeting the requirements of
Section 2.2.

         (c) Approval of Amount and Use of Proceeds. The Lender shall have determined, in its sole discretion, the amount and the appropriateness of any proposed use of the funds to be made available for such Borrowing in accordance with Section 2.7.

         (d) Filing of Form S-4. UPET shall have filed with the SEC a registration statement on Form S-4 (the "Form S-4"), in form and substance acceptable to the Lender, soliciting acceptances of the Restructuring prior to such Borrowing and in any event on or before August 14, 1998.

         The acceptance of the proceeds of the Consolidated Bridge Loan shall constitute a representation and warranty by the Borrowers to the Lender that all of the conditions which are required to be met as specified in this Section 4.2 have been fulfilled in accordance with their respective terms.

         Section 5. Representations, Warranties and Agreements. In order to induce the Lender to enter into this Agreement, to consolidate the Consolidated Loans and to make the Additional Bridge Loan, each Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and each of the Notes and the consolidation of the Consolidated Loans and the making of the Additional Bridge Loan, with the acceptance of the proceeds of the Consolidated Bridge Loan being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         5.1 Legal Status. Such Borrower (a) is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation, (b) has the power and authority to own its property and assets, transact the business in which it is engaged, do all things necessary or appropriate in respect of the business in which it is engaged, and consummate the transactions contemplated by the Credit Documents, and (c) is duly qualified and authorized to do business and in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification.

         5.2 Power and Authority. Such Borrower has the power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. Such Borrower has, or in the case of the Credit Documents other than this Agreement, by the Closing Date will have, duly executed and delivered each of the Credit Documents to which it is party, and each such Credit Document constitutes or, when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or limiting creditors' rights generally or by general equity principles.

         5.3 No Violation. Neither the execution, delivery or performance by such Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Consolidated Loans as contemplated herein will (i) contravene any material provision of any law binding on it, (ii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon, any of the property or assets of such Borrower or pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which such Borrower is a party or by which any of its properties or assets is bound or to which it may be subject, or (iii) violate any provision of the charter, bylaws or other organizational documents of such Borrower.

         5.4 Governmental Approvals. No Governmental Approval by any Governmental Agency is required to authorize, or is required in connection with,
(i) the execution, delivery and performance by such Borrower of any Credit Document or (ii) the legality, validity, binding effect or enforceability against such Borrower of any such Credit Document.

         5.5 Litigation. There is no litigation, action, suit, investigation, claim or proceeding pending or threatened with respect to (i) this Agreement or any other Credit Document, (ii) the transactions contemplated hereby or (iii) which could reasonably be expected to have a Material Adverse Effect on such Borrower, other than as listed on Schedule VI hereto.

         5.6 Financial Statements. (a) The consolidated statement of financial conditions of the Borrowers furnished to the Lender and attached hereto as
Schedule VII, presents fairly the financial position of the Borrowers as of and for the dates indicated and the results of operations and changes in the financial position and has been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved.

         (b) Except as reflected on Schedule VII, there were as of the Effective Date no liabilities or obligations with respect to the Borrowers of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate would be material to any Borrower or to the Borrowers taken as a whole. Except as set forth on Schedule VII, no Borrower knows of any basis for the assertion against any Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements attached on Schedule VII which either individually or in the aggregate, could be material to any Borrower or to the Borrowers taken as a whole.

         (c) Since the date of any such financial statements, there has been no material adverse change or development involving a prospective material adverse change in the assets, liabilities, condition, financial or otherwise, business, results of operations or prospects of the Borrowers, taken as a whole.

         (d) The Projections delivered on the date hereof and attached hereto as
Schedule VIII (the "Projections") have been prepared by the Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities reflected on the balance sheet, and reflect projections for fiscal years 1998, 1999 and 2000 on a month by month basis. The Projections are based upon estimates and assumptions stated therein, all of which the Borrowers believe to be reasonable and fair in light of current conditions and current facts known to the Borrowers and as of the Effective Date, reflect the Borrowers' good faith and reasonable estimates of future financial performance of Borrowers and of other information projected therein for the period set forth therein.

         5.7 Priority of Loan. The Consolidated Loans constitute unconditional and unsubordinated Indebtedness of each of the Borrowers and, except for Indebtedness secured by Liens described on Schedule III, rank at least pari passu in priority of payment and security with all other Indebtedness which constitutes the direct obligation of such Borrower.

         5.8 Properties. Each of the Borrowers has good and marketable title to all properties owned by it, free and clear of all Liens other than Liens permitted under Section 7.1 or contemplated by the Credit Documents. Each Borrower has received all deeds, assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Property and other properties and assets. With respect to any lease or rental agreement to which any Borrower is a party, (i) such lease or rental agreement is in full force and effect, (ii) such Borrower has complied in all material respects with all of the terms of such lease or rental agreement,
(iii) there exists no event of default or an event, act or condition (other than defaults or conditions which are not reasonably likely to have a Material Adverse Effect on the Borrower) which with notice or lapse of time, or both, would constitute an event of default thereunder by the Borrower or, to the knowledge of the Borrower, the lessor thereunder, and (iv) the Borrower is in possession of the premises demised under all such leases and rental agreements and is conducting business on such premises. The Real Property Instruments, when recorded, will create a first priority perfected security interests in favor of the Lender in the applicable Real Property.

         5.9 Morristown and Newport Personal Property. None of the Borrowers owns any personal property, including, without limitation, equipment and inventory, located at Calibur's store in Morristown, Tennessee (the "Morristown Store") or Calibur's store in Newport, Tennessee (the "Newport Store").

         5.10 Transactions with Affiliates. Except as listed on Schedule IX hereto, no Borrower has entered into any transaction with an Affiliate. The Borrowers have provided the Lender with all terms, conditions and documentation related to the transactions with Affiliates listed on Schedule IX.

         5.11 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of such Borrower, for purposes of or in connection with this Agreement or any transaction contemplated herein or in any Credit Document is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Borrower to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not materially incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

         5.12 Use of Proceeds. All proceeds of the Consolidated Bridge Loan will be used by the Borrower for the purposes determined by the Lender in accordance with Section 2.7.

         5.13 Tax Returns and Payments. Each of the Borrowers has filed all tax returns required to be filed by it and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for (i) those contested in good faith and for which adequate reserves have been established and (ii) those taxes to be paid out of the proceeds of the Additional Bridge Loan pursuant to the initial Notice of Borrowing, and listed on Schedule XI hereto.

         5.14 Labor Relations. None of the Borrowers is engaged in any unfair labor practice that would be reasonably likely to have a Material Adverse Effect on it. There is (i) no unfair labor practice complaint pending against any Borrower or, to the best knowledge of such Borrower, threatened against any Borrower, before any court or Governmental Agency with responsibility, authority or jurisdiction for such matters, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Borrower or, to the best knowledge of such Borrower, threatened against any Borrower, (ii) no strike, labor dispute, slowdown or stoppage pending against any Borrower or, to the knowledge of such Borrower, threatened against any Borrower, and (iii) to the best knowledge of such Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect on any Borrowing.

         5.15 Capitalization. The authorized capital stock of such Borrower is as listed on Schedule V. Such Borrower does not have outstanding (i) any securities convertible into or exchangeable for its capital stock or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, puts, commitments or claims of any character relating to, its capital stock except as listed on Schedule V.

         5.16 Subsidiaries. As of the Effective Date, the entities listed on
Schedule II are the only Subsidiaries of each Borrower. Schedule II correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrowers in each such class of capital stock of each such Subsidiary and also identifies the direct owner thereof.

         5.17 Compliance with Laws. Each Borrower is in compliance in all material respects with all applicable laws of, and all applicable restrictions imposed by, all Governmental Agencies in respect of the conduct of its business and the ownership of its property (including applicable laws and restrictions relating to environmental standards and controls), except such noncompliance as would not, in the aggregate, have a Material Adverse Effect on such Borrower.

         5.18 Compliance with Material Agreements. Each material contract to which any Borrower is party (including, without limitation, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other instrument) is in full force and effect, and no Borrower is in default under any provision thereof where such default could result in a Material Adverse Effect on such Borrower.

         5.19 Fees and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Credit Documents. This Agreement and each other Credit Document are each in proper legal form under the laws of the State of New York, and under the respective governing laws selected in such Credit Documents, for the enforcement thereof in such jurisdiction without any further action by the Borrower or the Lender.

         5.20 Withholding Taxes. No withholding or similar taxes are required to be paid in respect of, or deducted from, any payment required to be made by the Borrower under this Agreement, the Notes or any other Credit Document.

         5.21 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither such Borrower nor any Subsidiary or ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections with respect to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to such Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of such Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and such Borrower and its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any Person interested therein.

         5.22 Environmental Matters. (a) Each of the Borrowers has complied with, and on the dates hereof is in compliance with, in all material respects, all material applicable Environmental Laws and the requirements of any material permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of each of the Borrowers, threatened Environmental Claims against any of the Borrowers or any Real Property currently owned or operated by any of the Borrowers, except for such Environmental Claims as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrowers taken as a whole. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by any of the Borrowers or, to the best knowledge of each of the Borrowers, on any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against any of the Borrowers or any Real Property currently owned or operated by the any of the Borrowers or (ii) to cause such currently owned or operated Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law except as to each of the foregoing, such Environmental Claims and restrictions as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrowers taken as a whole.

                  (b) None of the Borrowers has, at any time, generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property owned, leased or at any time operated by any of the Borrowers in any manner, except in material compliance with all applicable Environmental Laws and so as not to give rise to an Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the performance, business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrowers taken as a whole.

                  (c) No Real Property owned or at any time operated by any of the Borrowers is located on any site listed on, or proposed in the Federal Register for listing on, the Superfund National Priorities List, or listed on the Comprehensive Environmental Response Compensation and Liability Information System or their state equivalents.

         5.23 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.24 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.25 Assets. Each Borrower owns and has the right to use and enjoy all of the assets utilized by it in connection with the operation of its business.

         5.26 Intellectual Property. Each Borrower owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Borrower conducts its business and affairs without infringement of or interference with any Intellectual Property of any other person.

         5.27 Internal Accounting Controls. Each Borrower and each of their Subsidiaries maintains a system of internal accounting controls sufficient, in the judgment of such Borrower's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 6. Affirmative Covenants. Each Borrower covenants and agrees that on and after the Effective Date and until the Notes, together with all accrued interest thereon and all other Obligations incurred hereunder and thereunder, are paid in full:

         6.1 Information Covenants. The Borrowers will furnish or cause to be furnished to the Lender:

         (a) Monthly Financial Statements. As soon as available, but, in any event, within 30 days after the close of each calendar month in each fiscal year of the Borrowers, a copy of the consolidated balance sheet of the Borrowers and their Consolidated Subsidiaries for such period, together with the related statement of income, statement of changes in shareholders' equity and statement of cash flows of the Borrowers and their Consolidated Subsidiaries for such period, certified by the chief financial officer of each Borrower, subject to normal recurring year-end adjustments.

         (b) Quarterly Financial Statements. As soon as available, but in any event within 50 days after the close of each fiscal quarter of the Borrowers, a copy of the consolidated balance sheet of the Borrowers and their Consolidated Subsidiaries for such quarter and for the fiscal year to date, together with the related statement of income, statement of changes in shareholders' equity and statement of cash flows of the Borrowers and their Consolidated Subsidiaries for such period, certified by the chief financial officer of each Borrower, subject to normal recurring year-end adjustments

         (c) Annual Financial Statements of the Borrowers. As soon as available, but, in any event, within 90 days after the close of each fiscal year of the Borrowers, the consolidated balance sheets of the Borrowers and their Consolidated Subsidiaries for such fiscal year, together with the related consolidated statement of income, statement of changes in shareholders' equity and statement of cash flows of the Borrowers and their Consolidated Subsidiaries for such period, certified by independent public accountants of recognized national standing pursuant to an unqualified opinion of such independent public accountants stating that in the course of its audit of the financial statements of the Borrowers (which audit was conducted in accordance with GAAP) such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing, or, if in the opinion of such independent public accounting firm such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

         (d) Management Letters. Promptly after any Borrower's receipt thereof, a copy of any "management letter" or other similar communication received by any Borrower from its certified public accountants.

         (e) Officer's Certificate. At the time of the delivery of the financial statements provided for in Section 6.1(a), (b) and (c), a certificate of the chief financial officer of each Borrower to the effect that, to the best of such person's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether such Borrower was in compliance with the provisions of Sections 7.4.

         (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an officer of any Borrower obtains actual knowledge thereof, written notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against any Borrower or any of its Subsidiaries, which could have a Material Adverse Effect on any Borrower, or (y) with respect to any Credit Document, and (iii) any other event which is likely to have a Material Adverse Effect on any Borrower.

         (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which any Borrower shall file with the Securities and Exchange Commission (the "SEC").

         (h) Other Information. From time to time, such other information or documents (financial or otherwise) as the Lender may reasonably request.

         6.2 Books, Records and Inspections; Accounting and Audit Matters. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of applicable law shall be made of all dealings and the transactions in relation to its business. Each Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of such Borrower or any such Subsidiary, as the case may be, any of the properties of such Borrower and/or such Subsidiary, as the case may be, and to examine and make copies of the books of record and account of such Borrower or such Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Subsidiary, with, and be advised as to the same by, its and their officers, all at such times and intervals and to such extent as the Lender may request.

         6.3 Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws and all applicable restrictions imposed by, all Governmental Agencies in respect of the conduct of its business and the ownership of its property, except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect on such Borrower.

         6.4 Performance of Obligations. Each Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under (i) each Credit Document to which it is a party, or by which it is bound, and (ii) each mortgage, indenture, security agreement or other debt instrument to which it is party or by which it is bound, except such non-performances as could not in the aggregate have a Material Adverse Effect on such Borrower.

         6.5 Taxes. Each Borrower will, and will cause each of its Subsidiaries to, pay and discharge or cause to be paid and discharged all applicable taxes (including stamp taxes), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid might by applicable law become a Lien upon such property.

         6.6 Maintenance of Corporate Franchises. Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 6.6 shall prevent the withdrawal by such Borrower or any of its Subsidiaries, of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect on such Borrower.

         6.7 Maintenance of Property, Insurance. Each Borrower will, and will cause each of its Subsidiaries to, (i) maintain all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in such amounts and against such risks as are reasonably acceptable to the Lender, and (iii) furnish to the Lender, upon written request therefrom, full information as to the insurance carried. Each Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender, endorsements to (i) all "All Risk" and business interruption insurance naming Lender as loss payee with respect to the Security Agreement Collateral and any property subject to any Real Property Instrument, and (ii) all general liability and other liability policies naming the Lender as additional insured.

         6.8 Grant of Security. Borrower will grant to Lender security interests and mortgages in any assets and Real Property acquired by Borrower from and after the date hereof. All such security interests and mortgages shall be perfected within 10 days after Borrowers acquisition of said assets and Real Property, pursuant to documentation satisfactory in form and substance to Lender's counsel and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the right of all third persons and subject to no Liens other than the liens permitted hereunder. The additional Real Property Instruments or security documents related to the foregoing shall confirm such representations and warranties as the Lender shall reasonably request, and shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the liens in favor of the Lender hereunder. Borrower agrees to pay all taxes, fees and other charges payable and execute any other additional documentation necessary in connection with the foregoing.

         6.9 ERISA. As soon as possible and, in any event, within 10 days after a Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know any of the following, such Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and such action, if any, which such Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Borrower, any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. Each Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any other notices received by a Borrower or any of its Subsidiaries or any ERISA Affiliate required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by a Borrower or such Subsidiary or such ERISA Affiliate.

         6.10 Board Meetings. Each Borrower will hold regular meetings of its board of directors not less frequently than once every 60 days.

         6.11 Appointment of Consultant. The Borrowers agree that the Lender may retain the services of a consultant (the "Consultant"), who will assist in the day to day operations of the business at such time as the Borrowers fail to timely complete any of the following: (i) file the Form S-4 by August 14, 1998;
(ii) use their best efforts to respond to comments on the Form S-4 provided by the SEC and have the Form S-4 promptly declared effective by the SEC; (iii) hold a shareholder meeting to vote upon the transactions described in the Form S-4 and complete solicitation of votes within 35 days of the effective date of the Form S-4; or (iv) commence a case in chapter 11 within 10 days of the shareholder meeting described above. As long as the Lender shall retain such Consultant, all expenditures, transfers of assets and other flows of funds from the Borrowers shall require the prior approval of such Consultant.

         6.12 Transfer of Certain Stores. Calibur agrees to take ownership or control (at the Lender's option) of certain stores formerly owned by Calibur, located in Kingston Pike, Tennessee, Farragut, Tennessee, Mufreesboro, Tennessee and Cookville, Tennessee when and if the Lender reaches agreement with the owner of such stores regarding the terms and conditions of such transfer.

         6.13 Morristown Store and Newport Store. Each of the Borrowers agrees that it will not locate any personal property, including, without limitation, equipment or inventory, owned by such Borrower, or allow any such personal property to be located at the Morristown Store or the Newport Store.

         6.14 Restructuring. Each Borrower agrees to fully cooperate with the Lender and to use its best efforts to consummate the transactions contemplated by the Term Sheet attached hereto as Exhibit I (the "Restructuring").

         6.15 Further Assurances. Each Borrower will make, execute, endorse, acknowledge, file with and/or deliver, or cause to be made, executed, endorsed, acknowledged, filed and/or delivered, to the Lender from time to time such documents and instruments and take such further steps relating to the transfer of all or any portion of the Loan as the Lender may reasonably require.

         Section 7. Negative Covenants. Each Borrower covenants and agrees that, on and after the Effective Date and until the Notes, together with all accrued interest thereon and all other Obligations incurred hereunder and thereunder, are paid in full:

         7.1 Liens. Each Borrower will not, and will not permit any of its Subsidiaries to, create, agree to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, provided that the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of:

                  (i) Liens for taxes, assessments or governmental charges or levies not yet due, or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                  (ii) Liens in respect of property or assets of a Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and which (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Borrower or any of its Subsidiaries or (y) which are being contested in good faith by the appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule III hereto (Liens described in this subclause (iii), hereinafter "Permitted Liens"); and

                  (iv) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation.

         7.2 Dividends. (a) No Borrower will declare or pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock or interest of any of its shareholders, in each case now or hereafter outstanding (or any options or warrants issued by a Borrower with respect to its capital stock) or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of a Borrower now or hereafter outstanding (or any options or warrants issued by a Borrower with respect to its capital stock).

         (b) No Borrower will permit any of its Subsidiaries to declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Subsidiary now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock).

         7.3 Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness of the Borrowers incurred under the Credit Documents, (ii) Indebtedness listed on Schedule IV ("Existing Indebtedness"),
(iii) accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by a Borrower or any of its Subsidiaries in the ordinary course of business, which expenses, accounts and obligations are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by a Borrower or such Subsidiary, and
(iv) obligations under letters of credit incurred by a Borrower or any of its Subsidiaries in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance, or other social security legislation.

         7.4 Capital Expenditures. The Borrowers will not, and will not permit any of their Subsidiaries to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including capitalized lease obligations) (each a "Capital Expenditure"), except that the Borrowers and their Subsidiaries may make Capital Expenditures provided that the aggregate amount of such Capital Expenditures does not exceed $50,000 in any fiscal year.

         7.5 Advances, Investments and Loans. The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

                  (i) a Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary commercial practice; and

                  (ii) a Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents.

         7.6 Consolidations, Mergers, Purchases, Sales of Assets, etc. A Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of consolidation or merger with or into any other person, sell, convey, assign, transfer, lease or otherwise dispose of (or agree to do any of the foregoing at any future time), directly or indirectly, all or any material part of its property or assets (including, without limitation, the capital stock owned by a Borrower as of the Effective Date in its Subsidiaries), other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business, of any person, or permit any of its Subsidiaries so to do any of the foregoing unless such transaction provides for payment in full in cash of the Obligations, provided, however, that a Borrower and its Subsidiaries may, in the ordinary course of business, (i) make sales of inventory, (ii) sell equipment and other inventory which is uneconomical or obsolete, and (iii) make Capital Expenditures in accordance with Section 7.4.

         7.7 Limitations on Modifications of Indebtedness; Modifications of Certain Agreements. A Borrower will not, and will not permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Existing Indebtedness, (ii) amend, modify or change, or permit the amendment, modification or change of, any provision of any Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing, (iii) amend, modify or change, or permit the amendment, modification or change of, any provision of its charter, bylaws or other organizational documents, (iv) amend, modify or change, or permit the amendment, modification or change of, any provision of any agreement entered into by it, with respect to its capital stock, or (v) enter into any new agreement with respect to its capital stock, (vi) amend, modify or change, or permit the amendment, modification or change of, the Mortgage.

         7.8 Limitation on Restrictions on Subsidiary Dividends and other Distributions. No Borrower will permit any of its Subsidiaries to create, directly or indirectly, or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of a Borrower, or pay any Indebtedness owed to a Borrower or Subsidiary of a Borrower, (ii) make loans or advances to a Borrower, or (iii) transfer any of its properties or assets to a Borrower, except for such encumbrances or restrictions existing under or by reason of (x) applicable law,
(y) this Agreement, or (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Borrower or its Subsidiary.

         7.9 Transactions with Guarantor and Affiliates. A Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with the Guarantor or any Affiliate of such Borrower, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or any such Subsidiary as would reasonably be obtained at that time in a comparable arm's-length transaction with a person other than such Guarantor or Affiliate.

         7.10 Hazardous Materials. No Borrower shall cause or permit a release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Property where such release would (a) violate in any respect, or form the basis for any Environmental Claim under any Environmental Law or (b) otherwise adversely impact the value or marketability of any Real Property or any of the Security Agreement Collateral other than such violations, liabilities or impacts which could not reasonably be expected to have a Material Adverse Effect.

         7.11 Limitation on Issuance of Capital Stock by Subsidiaries. A Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock and (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary.

         7.12 No Other Business. A Borrower will not, and will not permit any of its Subsidiaries to, carry on any business other than the business in which it is engaged on the Effective Date.

         7.13 UPET Account Balances. UPET will not, except as required to immediately pay obligations approved by the Lender under Section 2.7, maintain a balance in any bank account held by UPET in excess of any minimum balance required by the bank at which the account is held. If at any time, UPET has a balance in any bank account in excess of the balance permitted under this
Section 7.13, UPET shall contribute such excess to Calibur or Jackson-United.

         Section 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

         8.1 Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or any Note or any other amounts owing hereunder or under any other Credit Document; or

         8.2 Representations, etc. Any representation, warranty or statement made by or on behalf of a Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         8.3 Covenants. Any Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.1(f), 6.3, 6.4, 6.9, or 7, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 8.1 and 8.2 and clause (i) of this Section 8.3) contained in this Agreement or any other Credit Document and any such default shall have continued unremedied for a period of 15 days; or

         8.4 Default Under Other Agreements. Any Borrower or any of their Subsidiaries shall (i) default in any payment of all or any portion of any Indebtedness (other than the Notes) in a principal amount in excess of U.S.$10,000, either individually or in the aggregate, when and as the same shall become due and payable beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any agreement or instrument evidencing, securing, governing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (iii) any such Indebtedness of any Borrower or any of their Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         8.5 Bankruptcy, etc. Any Borrower, the Guarantor or any Subsidiary shall commence a voluntary case concerning itself under any bankruptcy or similar law of any jurisdiction; or an involuntary case under any such statute is commenced against any Borrower, the Guarantor or any Subsidiary, and the petition is not controverted within 10 days after service of such petition on such Borrower, Guarantor or any such Subsidiary, or is not dismissed within 60 days after service of petition on such Borrower, Guarantor or any such Subsidiary; or a custodian is appointed for, or takes charge of, all or substantially all of the property of any Borrower, a Guarantor or any of their Subsidiaries, or any Borrower, a Guarantor or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower, the Guarantor or any Subsidiary, or there is commenced against the Borrower, the Guarantor or any Subsidiary, any such proceeding which remains undismissed for a period of 60 days after service of petition on any Borrower, Guarantor or any such Subsidiary, or any Borrower, the Guarantor or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and continues undischarged or unstayed for a period of 60 days; or any Borrower, the Guarantor or any Subsidiary suffers any appointment of any custodian or the like for it or for any substantial part of its property; or any Borrower, the Guarantor or any Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by any Borrower, the Guarantor or any Subsidiary for the purpose of effecting any of the foregoing; or

         8.6 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force and effect, or the Guarantor or any person acting by or on behalf of the Guarantor shall deny or disaffirm any of the obligations of the Guarantor under the Guaranty, or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

         8.7 Change of Control. A Change of Control shall occur; or

         8.8 Judgments. One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of the equivalent of U.S.$100,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

         8.9 Governmental Action. Any Governmental Agency shall have condemned, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of the Borrower or any of its Subsidiaries or shall have assumed custody or control of such property or other assets or of the business or operations of any Borrower or any of its Subsidiaries or shall have taken any action for the dissolution or disestablishment of any Borrower or any of its Subsidiaries or any action that would prevent such Borrower or any of its Subsidiaries from carrying on its respective business or a substantial part thereof; or

         8.10 Material Adverse Change. Any event or condition (including, without limitation, any material adverse change in the financial condition or business of any Borrower, any of their Subsidiaries or any of the Guarantors) shall occur which gives reasonable grounds to conclude, in the judgment of the Lender, that a Borrower or the Guarantors will not, or will be unable to, perform or observe in the ordinary course of business its obligations under any of the Credit Documents to which it is a party;

         then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender shall have the right, upon written notice to the Borrower, to take any and all of the following actions, without prejudice to the rights of the Lender or the holder of any Note to enforce its claims against a Borrower (provided, that, if an Event of Default specified in Section 8.5 shall occur with respect to a Borrower or any of its Subsidiaries, the result which would occur upon the giving of written notice by the Lender to a Borrower as specified in clause (i) and (ii) below shall occur automatically without the giving of any such notice): (i) to declare the principal of and any accrued interest in respect of the Loan, the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and (ii) to exercise any other rights available under the Credit Documents or other document or instrument entered into in connection therewith.

         Section 9. Miscellaneous

         9.1 Payment of Expenses, etc. The Borrowers shall: (i) whether or not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of (x) the Lender (including, without limitation, the fees and disbursements of White & Case LLP counsel to the Lender), incurred in connection with the preparation, review, negotiation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments prepared in connection herewith or therewith or in anticipation hereof or thereof and any amendment, waiver or consent relating hereto or thereto, and (y) the Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Lender); (ii) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and (iii) indemnify each of the Lender and its respective officers, directors, employees, representatives and agents (each an "indemnified person") from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (collectively, "Losses") incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the indemnified person is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of the Consolidated Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such Losses, to the extent incurred by reason of the gross negligence or willful misconduct of the indemnified person).

         9.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of the Borrowers to the Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be unmatured.

         9.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile, or cable communication) and mailed, telegraphed, telexed, transmitted by facsimile, cabled or delivered: if to the Borrower, at its address specified opposite its signature below with a copy to the Guarantor to Michael F. Thomas, 3624 Rankin Ferry Loop Road, Louisville, Tennessee 37777; if to the Lender, at its address specified opposite its signature below with a copy to each of (i) H.W. Partners L.P., 1601 Elm Street, Suite 4000, Dallas, Texas 75201, Attention: Stuart J. Chasanoff, (ii) White & Case LLP, 200 South Biscayne Boulevard Miami, Florida 33129, Attention: Jorge L. Freeland and (iii) the Guarantor to Michael F. Thomas, 3624 Rankin Ferry Loop Road, Louisville, Tennessee 37777; or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, transmitted by facsimile, telegraphed, telexed, cabled, or sent by overnight courier, be effective when deposited in the mails, delivered to any nationally-recognized telegraph company, cable company, or overnight courier, as the case may be, or transmitted by telex or facsimile (confirmed by telex answerback or facsimile transmission confirmation, as the case may be), except that notices and communications to the Lender shall not be effective until received thereby.

         9.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

         9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Lender or the holder of the Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and the Lender or the holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any of the Lender or the holder of the Note would otherwise have. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Lender or the holder of the Note to any other or further action in any circumstances without notice or demand.

         9.6 Calculations; Computations. (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lender); provided that except as otherwise specifically provided herein, all computations determining compliance with
Section 8 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lender pursuant to Section 6.1.

         (b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         9.7 Governing Law. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the laws of the State of New York without giving effect to the principles thereof relating to conflicts of law except Section 5-1401 of the New York General Obligations Law, except as is otherwise specifically provided in such Credit Document.

         (b) Each Borrower agrees, to the extent permitted by applicable law, that in any legal action or proceeding arising out of or in connection with this Agreement or any other Credit Document (the "Proceedings") anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise), or from judgment shall be claimed by it or on its behalf or with respect to its assets. Each Borrower agrees, to the extent permitted by applicable law, that it is and its assets are, and shall be, subject to such Proceedings, attachment or execution in respect of its obligations under this Agreement and each other Credit Document to which it is party.

         (c) The parties agree that nothing in this agreement shall (i) confer jurisdiction and venue on a particular jurisdiction or (ii) deny jurisdiction and venue to a particular jurisdiction.

         9.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         9.9 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrowers and the Lender shall have signed a copy hereof (whether the same or different copies).

         9.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         9.11 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Lender and the Borrowers.

         9.12 Survival. All indemnities set forth herein, including, without limitation, Section 10.2, shall survive the execution and delivery of this Agreement and the Note and the making and repayment of the Loan.

         9.13 Domicile of Loan. The Lender may transfer and carry the Loan at, to or for the account of any office, Subsidiary or Affiliate of the Lender.

         9.14 WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY OR, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                            BORROWERS
United Petroleum Corporation                UNITED PETROLEUM CORPORATION
1111 Northshore Drive
Suite N425
Knoxville, Tennessee  37918
Attention:
                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Calibur System, Inc.                        CALIBUR SYSTEMS, INC.
4867 N. Broadway
Knoxville, Tennessee  37919


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Jackson-United Petroleum Corporation        JACKSON-UNITED PETROLEUM
1111 Northshore Drive                       CORPORATION
Suite N425
Knoxville, Tennessee  37918
Attention:
                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            LENDER
Infinity Investors Limited                  INFINITY INVESTORS LIMITED
Hunkins Waterfront Plaza
Plain Street
P.O. Box 556
Charlestown, Nevis, West Indies
                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                TABLE OF CONTENTS


                                                            Page
                                                            ----
Section 1.    Definitions and Principles of Construction......1

        1.1   Defined Terms ..................................1
        1.2   Principles of Construction .....................8

Section 2.    Amount and Terms of Credit .....................8

        2.1   The Consolidated Loans .........................8
        2.2   Notice of Borrowing ............................8
        2.3   Disbursement of Funds ..........................8
        2.4   Notes ..........................................9
        2.5   Interest .......................................9
        2.6   Cash Management System ........................10
        2.7   Approval of Use of Proceeds ...................10

Section 3.    Prepayments; Payments .........................10

        3.1   Voluntary Prepayments .........................10
        3.2   Mandatory Repayments ..........................10
        3.3   Method and Place of Payment ...................10
        3.4   Net Payments ..................................11
        3.5   Application of Proceeds from Collateral .......11

Section 4.    Conditions Precedent ..........................11

        4.1   Conditions to Closing .........................11
        4.2   Conditions to each Borrowing ..................13

Section 5.    Representations, Warranties and Agreements.....14

        5.1   Legal Status ..................................14
        5.2   Power and Authority ...........................14
        5.3   No Violation ..................................14
        5.4   Governmental Approvals ........................15
        5.5   Litigation ....................................15
        5.6   Financial Statements ..........................15
        5.7   Priority of Loan ..............................16
        5.8   Properties ....................................16
        5.9   Morristown and Newport Personal Property ......16
        5.10  Transactions with Affiliates ..................16
        5.11  True and Complete Disclosure ..................16
        5.12  Use of Proceeds ...............................16

                                      (i)

                                                                                     Page
                                                                                     ----
          5.13  Tax Returns and Payments .............................................16
          5.14  Labor Relations ......................................................17
          5.15  Capitalization .......................................................17
          5.16  Subsidiaries .........................................................17
          5.17  Compliance with Laws .................................................17
          5.18  Compliance with Material Agreements ..................................17
          5.19  Fees and Enforcement .................................................17
          5.20  Withholding Taxes ....................................................18
          5.21  Compliance with ERISA ................................................18
          5.22  Environmental Matters ................................................18
          5.23  Investment Company Act ...............................................19
          5.24  Public Utility Holding Company Act ...................................19
          5.25  Assets ...............................................................19
          5.26  Intellectual Property ................................................19
          5.27  Internal Accounting Controls .........................................19

Section 6.      Affirmative Covenants ................................................19
          6.1   Information Covenants ................................................20
          6.2   Books, Records and Inspections; Accounting and Audit Matters .........21
          6.3   Compliance with Laws .................................................21
          6.4   Performance of Obligations ...........................................21
          6.5   Taxes ................................................................21
          6.6   Maintenance of Corporate Franchises ..................................21
          6.7   Maintenance of Property, Insurance ...................................22
          6.8   Grant of Security ....................................................22
          6.9   ERISA ................................................................22
          6.10  Board Meetings .......................................................23
          6.11  Appointment of Consultant ............................................23
          6.12  Transfer of Certain Stores ...........................................23
          6.13  Morristown Store and Newport Store ...................................23
          6.14  Restructuring ........................................................23
          6.15  Further Assurances ...................................................23

Section 7.      Negative Covenants ...................................................24

          7.1   Liens ................................................................24
          7.2   Dividends ............................................................24
          7.3   Indebtedness .........................................................25
          7.4   Capital Expenditure ..................................................25
          7.5   Advances, Investments and Loans ......................................25
          7.6   Consolidations, Mergers, Purchases, Sales of Assets, etc .............25
          7.7   Limitations on Modifications of Indebtedness; Modifications of Certain
                Agreements ...........................................................26
          7.8   Limitation on Restrictions on Subsidiary Dividends and other
                Distributions ........................................................26
          7.9   Transactions with Guarantor and Affiliates ...........................26


                                      (ii)

                                                                           Page
                                                                           ----
          7.10  Hazardous Materials ........................................26
          7.11  Limitation on Issuance of Capital Stock by Subsidiaries.....27
          7.12  No Other Business ..........................................27
          7.13  UPET Account Balances ......................................27

Section 8.      Events of Default ..........................................27

          8.1   Payments ...................................................27
          8.2   Representations, etc .......................................27
          8.3   Covenants ..................................................27
          8.4   Default Under Other Agreements .............................27
          8.5   Bankruptcy, etc ............................................28
          8.6   Guaranties .................................................28
          8.7   Change of Control ..........................................28
          8.8   Judgments ..................................................28
          8.9   Governmental Action ........................................28
          8.10  Material Adverse Change ....................................29

Section 9.      Miscellaneous ..............................................29

          9.1   Payment of Expenses, etc ...................................29
          9.2   Right of Setoff ............................................30
          9.3   Notices ....................................................30
          9.4   Benefit of Agreement .......................................30
          9.5   No Waiver; Remedies Cumulative .............................31
          9.6   Calculations; Computations .................................31
          9.7   Governing Law ..............................................31
          9.8   Counterparts ...............................................31
          9.9   Effectiveness ..............................................32
          9.10  Headings Descriptive .......................................32
          9.11  Amendment or Waiver ........................................32
          9.12  Survival ...................................................32
          9.13  Domicile of Loan ...........................................32
          9.14  WAIVER OF JURY TRIAL .......................................32


                                      (iii)